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                                                                  EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 350,000 shares of Cygnus, Inc. under the amended 1991 Employee Stock Purchase Plan of our report dated January 19, 1999, except for the Note 14, as to which the date is February 23, 1999, with respect to the consolidated financial statements and schedules of Cygnus, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchanges Commission.

Palo Alto, California
October 13, 1999